UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2011

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6835 Valjean

Van Nuys, California 91406

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

Pursuant to the debt commitment letter previously disclosed on Cherokee Inc.’s (“Cherokee”) Current Report on Form 8-K, dated as of January 28, 2011 and filed with the Securities and Exchange Commission (the “Commission”) on January 31, 2011, on February 16, 2011 (the “Effective Date”), Cherokee and U.S. Bank National Association (the “Bank”) entered into a Term Loan Agreement (the “Loan Agreement”).  Pursuant to the Loan Agreement, on the Effective Date, Cherokee borrowed $10,000,000 in principal from the Bank (the “Loan”).   The Loan is evidenced by a term note in the principal amount of $10,000,000, a security agreement, a California judicial reference agreement and a continuing guaranty executed by Cherokee’s wholly owned subsidiary, Spell C. LLC (collectively, with the Loan Agreement, the “Loan Documents”).

The Loan Documents provide for the repayment of the Loan in equal monthly installments of $277,778 plus interest over the next three years following the Effective Date, with the balance due at maturity, and with interest on the Loan calculated at a floating rate equal to either (i) the Bank’s prime rate minus 0.25% or (ii) 2.75% plus the 1, 2 or 3 month LIBOR rate, as selected by Cherokee. The Loan Agreement contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on our ability to incur debt or other liabilities and limitations on our ability to consummate acquisitions in any fiscal year in excess of $3,000,000 or in excess of $6,000,000 in the aggregate while the Loan is outstanding.  The Loan Agreement also imposes the following financial covenants, as specifically defined therein, including: (i) a minimum fixed charge coverage ratio of at least 1.25 to 1.00 to be calculated quarterly on a trailing twelve month basis and (ii) a minimum tangible net worth of at least $1,200,000 for Cherokee’s quarterly period ending April 30, 2011, measured quarterly, and increasing each quarterly period thereafter by 25% of Cherokee’s quarterly net profit.   Further, as collateral for the Loan, we granted a security interest in favor of the Bank in all of Cherokee’s assets, and the Loan is guaranteed by Cherokee’s wholly owned subsidiary, Spell C. LLC. In the event of a default under the Loan Agreement, the Bank has the right to terminate its obligations under the Loan Agreement, accelerate the payment on any unpaid balance of the Loan and exercise its other rights under the Loan Documents, including foreclosing on our assets under the security agreement.

The proceeds from the Loan were primary used to satisfy our payment obligations to our former Executive Chairman, Robert Margolis, pursuant to the Separation Agreement, dated as of January 28, 2011, between Cherokee and Mr. Margolis (the “Separation Agreement”).   In furtherance of the foregoing, on February 17, 2011, (i) we repaid in full all outstanding promissory notes previously issued to affiliates of Mr. Margolis (the “Margolis Notes”) for an aggregate payment amount of $7,265,967 and (ii) we paid Mr. Margolis a one time severance payment equal to $2,260,000.

The foregoing summary description of the Loan Documents and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Loan Documents, copies of which are attached hereto as Exhibits 10.1 — 10.5 and are incorporated herein by reference.   Descriptions of the Separation Agreement and the Margolis Notes and the transactions contemplated thereby were previously reported in Cherokee’s Current Report on Form 8-K, dated January 28, 2011 and filed with the Commission on January 31, 2011 and in Cherokee’s Current Report on Form 8-K, dated February 7, 2011 and filed with the Commission on February 11, 2011, and are incorporated herein by reference.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above.

Item 9.01       Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Term Loan Agreement, by and between Cherokee Inc. and U.S. Bank National Association, dated as of February 16, 2011*
10.2	Term Note, by and between Cherokee Inc. and U.S. Bank National Association, dated as of February 16, 2011*
10.3	Security Agreement, by and between Cherokee Inc. and U.S. Bank National Association, dated as of February 16, 2011*
10.4	Continuing Guaranty, executed by Spell C. LLC in favor of U.S. Bank National Association, dated as of February 16, 2011*
10.5	California Judicial Reference Agreement, by and between Cherokee Inc. and U.S. Bank National Association, dated as of February 16, 2011*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Dated: February 22, 2011	By:	/s/Mark DiSiena
Mark DiSiena
Chief Financial Officer